                                                                      EXHIBIT 5

                                                     SMITH, GAMBRELL & RUSSELL
                                    A Partnership of Professional Corporations and Individuals
                                                         ATTORNEYS AT LAW

      (404) 815-3500                                Suite 3100, Promenade II                       ATLANTA FINANCIAL CENTER
 Telecopier (404) 815-3509                         1230 Peachtree Street, N.E.                             Suite 1800
                                                   Atlanta, Georgia 30309-3592                     3343 Peachtree Road, N.E.
                                                         May 24, 1996                              Atlanta, Georgia 30326-1010
                                                                                                        (404) 264-2620
                                                                                                    Telecopier (404) 264-2652

                               ESTABLISHED 1893



Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101

        Re:     Registration Statement on Form S-3


Ladies and Gentlemen:

        We have served as counsel for Trans World Airlines, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 3,869,000 shares of the Company's 8% Cumulative Convertible Exchangeable Preferred Stock, $.01 par value per share (the "Preferred Stock"), along with $193,500,000 aggregate principal amount of the Company's 8% Convertible Subordinated Debentures due 2006 (the "Debentures") issuable upon exchange of the Preferred Stock and up to 9,544,823 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), issuable upon conversion of the Preferred Stock or the Debentures, subject to adjustment under certain circumstances (the Preferred Stock, the Debentures and the Common Stock are collectively referred to herein as the "Securities").

        We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Securities as we have deemed necessary and advisable.

        In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

        We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

        Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

Trans World Airlines, Inc.
May 24, 1996
Page 2







                i. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

                ii. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

                iii. the issuance and sale of the Securities have been duly and validly authorized; and

                iv. the Securities when issued will be fully paid, non-assessable and free of preemptive rights.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Validity of Shares" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,

                                                SMITH, GAMRELL & RUSSELL


                                                /s/ Howard E. Turner
                                                -------------------------
                                                Howard E. Turner